Pacific Life & Annuity Company
[P.O. Box 2829, Omaha, NE 68103-2829
or 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907
Registered Representatives: (800) 748-6907]

[Schwab Retirement Income Variable Annuity]

Individual Deferred Variable Annuity Application

NEW YORK

DRAFT

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*		Birth Date *(mo/day/yr)*	Sex
John, James, Doe		01/01/1950	☒ M ☐ F
Mailing Address: 123 Any Street	City, State, ZIP: Anytown, NE 12345	SSN: 123-45-6789	
Residential Address (if different than mailing address)	City, State, ZIP		

Solicited at: State ______ ______

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract issue state and registered representative appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts or on contracts with non-natural owners.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*		Birth Date *(mo/day/yr)*	Sex
			☐ M ☐ F
Mailing Address	City, State, ZIP	SSN	
Residential Address (if different than mailing address)	City, State, ZIP		

2. OWNER(S) *If annuitant(s) and owner(s) are the same, do not complete this section. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*		Birth Date *(mo/day/yr)*	Sex
			☐ M ☐ F
Mailing Address	City, State, ZIP	SSN/TIN	
Residential Address (if different than mailing address)	City, State, ZIP		

ADDITIONAL OWNER *Not applicable for qualified contracts.*

Name *(First, Middle, Last)*		Birth Date *(mo/day/yr)*	Sex
			☐ M ☐ F
Mailing Address	City, State, ZIP	SSN	
Residential Address (if different than mailing address)	City, State, ZIP		

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3. ELECTRONIC INFORMATION CONSENT

FOR EVEN FASTER DELIVERY

E-Mail address:____

By providing the e-mail address above, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, reports, statements, immediate confirmations, privacy notice and other notices, and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically.

I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:

- There is no charge for electronic delivery, although my Internet provider may charge for Internet access.
- I must provide a current e-mail address and notify Pacific Life & Annuity promptly when my e-mail address changes.
- I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity.
- I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.
- For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)
- Electronic delivery will be cancelled if e-mails are returned undeliverable.
- This consent will remain in effect until I revoke it.

Pacific Life & Annuity is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

4. HOUSEHOLDING By signing this application I consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include prospectuses, prospectus supplements, announcements, and reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as "householding," reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.

☐ I elect **NOT** to participate in householding.

5. BENEFICIARIES *If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Each beneficiary class must equal 100%. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs, 457, and qualified plans) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. Use Section 11, Special Requests, to provide additional beneficiary information.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %

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6. CONTRACT TYPE *Select ONE.*

[☒ Non-Qualified[1,2] ☐ SIMPLE IRA[4] ☐ Roth IRA[3] ☐ 401(a)[5] ☐ Keogh/HR-10[5]
☐ IRA[3] ☐ SEP-IRA ☐ Individual(k)[6] ☐ 401(k)[5]]

[[1]For trust-owned contracts, complete Trustee Certification and Disclosure. [2]For non-qualified contracts, if Owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. [3]For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification. [4]Complete SIMPLE IRA Employer Information. [5]Complete Qualified Plan Disclosure. [6]Complete Individual(k) Qualified Plan Disclosure.]

7. INITIAL PURCHASE PAYMENT [*Make check payable to Pacific Life & Annuity Company.]*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange(s)/estimated transfer…$ ____________

☒ Amount enclosed…………………………$ 50,000.00

7B. QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer $____________

☐ Rollover $____________

☐ Contribution $____________ for tax year ________

8. REPLACEMENT

8A. EXISTING INSURANCE

CHECK ONE ☐Yes ☒No

Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked.)*

8B. REPLACEMENT

CHECK ONE ☐Yes ☒No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "Yes," provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐Life Insurance ☐Fixed Annuity ☐Variable Annuity

9. OPTIONAL RIDERS
Subject to state availability. *To qualify for rider benefits, the entire contract value must stay invested in allowable investment option programs Pacific Life & Annuity Company makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA and Inherited Roth IRA business.*

[Guaranteed Minimum Withdrawal Benefit *You may select only ONE.*

☐ **Guaranteed Lifetime Withdrawal Benefit - Single Life** *Annuitant(s) must not be over age 85 at issue.*

☐ **Guaranteed Lifetime Withdrawal Benefit - Joint Life** *Both spouses must not be over age 85 at issue. See note below.*

Note (applies to Joint Life selections): Available only if the Contract Type selected in Section 7 is Non-qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, or SEP-IRA. Joint Owners must be spouses, if applicable. If the contract is owned by a sole Owner, the Owner's spouse must be designated as the sole primary beneficiary. Complete the beneficiary information in Section 6. If this is a custodial-owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant.]

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.

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10. REBALANCING *Optional.*

[☐ Quarterly ☐ Semiannually ☐ Annually]

11. SPECIAL REQUESTS *If additional space is needed, attach a letter signed and dated by the Owner(s).*

12. IMPORTANT NOTICE

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

13. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below, and where applicable if a selection was made in section 11, unless alternate instructions are on file or provided with the investment.

[Investment Portfolios]	[Schwab VIT Balanced Portfolio]	100 %	
	[Schwab VIT Balanced with Growth Portfolio]	______%	
	[Schwab VIT Growth Portfolio]	______%	______%**Total**

14. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract ("contract") issued by Pacific Life & Annuity Company, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity Company. I received the variable annuity prospectus and applicable fund prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own.

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If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. I certify that all answers to questions and statements made on this application are to the best of my knowledge and belief.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
SIGN HERE *John James Doe*	DATE *01/01/2012*	CITY Anytown	STATE N E
Joint Owner's Signature *(if applicable)* SIGN HERE	Date *(mo/day/yr)* DATE		

15. REGISTERED REPRESENTATIVE'S STATEMENT

15A.	CHECK ONE	☐Yes ☒No	Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked.)
15B.	CHECK ONE	☐Yes ☒No	Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes," I affirm that I have instructed the applicant to answer "Yes" to the replacement question in Section 8B of this application.

I hereby certify that I have used only Pacific Life & Annuity Company's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company's written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program. I certify that I have provided the applicant with all product and applicable fund prospectuses for this variable annuity contract. I certify that I have also considered the owner's liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer's suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer. I certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity Company.

Soliciting Registered Representative's Signature SIGN HERE *Cindy Brown*	Print Registered Representative's Full Name Cindy Brown
Registered Representative's Telephone Number (123) 456-7890	Registered Representative's E-Mail Address
Broker/Dealer's Name ABC Brokerage	Brokerage Account Number *(optional)*

Send completed application as follows:

APPLICATION *WITH* PAYMENT:
[Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736]
[Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102]

APPLICATION *WITHOUT* PAYMENT:
[Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829]
[Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102]

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